Exhibit 99.1

Dear American Affordable Housing II L.P. Fund Investor:

CONSENT TO LIQUIDATE AMERICAN AFFORDABLE HOUSING II L.P.:

•             You will be receiving a ballot to vote your units to liquidate your investment in American Affordable Housing II L.P.

•             Please watch your mail for the liquidation consent solicitation ballot and materials.

•             A majority of units must vote in favor for a liquidation to occur.

•             You are urged to read the consent solicitation statement when you receive it because it will contain important information. This document will be filed with the SEC and investors may obtain a free copy of it and the company’s periodic filings at the SEC’s Internet web site at www.sec.gov.

If you have any questions, please call us at 800-955-2733.

Investor Services for Boston Capital
One Boston Place	Boston, MA 02108- 4406	Phone: 800 -955-2733	Fax: 617-624-8999

Presorted
c/o Boston Capital	First Class
One Boston Place	U.S. Postage
Boston, MA 02108	PAID
www.bostoncapital.com	Brockton, MA
Permit No. 372

AMERICAN AFFORDABLE HOUSING II LIQUIDATION NOTICE